UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

NewCardio, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-149166	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A
(Former name or former address, if changed since last report)

|_|  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.
Item 8.01    Other Events.

On August 5, 2010, NewCardio, Inc. (the “Company”) announced that it entered into a Master Services Agreement (“MSA”) for the purpose of licensing its QTinno technology for use in connection with cardiac safety drug studies.  The first study, of what is anticipated to be multiple Phase 1 studies, is for the U.S. subsidiary of a large global pharmaceutical company who specifically identified QTinno for this study. Total revenue from the study, which includes the license and related professional services, will be approximately $225,000-$275,000, with most of the revenue expected to be recognized during the current quarter ending September 30, 2010.

A copy of the form of MSA is filed herewith as Exhibit 10.35 to this Form 8-K.

A copy of the Press Release announcing the study is filed herewith as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:
10.35	Form of Master Services Agreement.
99.1	Press Release.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.

Date: August 5, 2010	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer

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